EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Republic Services, Inc. 2006 Incentive Stock Plan (f/k/a Allied Waste Industries, Inc. 2006 Incentive Stock Plan) and the Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan), for the registration of 21,870,000 shares of its common stock of our reports dated February 20, 2008, with respect to the consolidated financial statements and schedule of Republic Services, Inc., and the effectiveness of internal control over financial reporting of Republic Services, Inc., included in its Annual Report (Form 10-K, as amended on Form 10-K/A filed on May 5, 2008) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Certified Public Accountants
Fort Lauderdale, Florida
December 8, 2008